UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2007

VECTr SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52412

(Commission File Number)

20-2437159

(IRS Employer Identification No.)

252 N. Washington Street, Falls Church, VA 22046

(Address of principal executive offices and Zip Code)

800-661-7830

(Registrant's telephone number, including area code)

Navitrak International Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On May 21, 2007 we entered into a Debt Settlement and Subscription Agreement with G.M. Capital Partners Ltd. whereby we agreed to apply $999,600 of the $1,082,267 currently owed by our company to G.M. Capital Partners towards the payment of the subscription price for 12,000,000 common shares at a purchase price of $0.0833 per share.

Item 3.02	Unregistered Sales of Equity Securities

On May 21, 2007 we issued 12,000,000 common shares to G.M. Capital Partners Ltd. pursuant to a Debt Settlement and Subscription Agreement dated May 21, 2007. The copy of the agreement is attached to this Current Report as Exhibit 10.1.

We issued these securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 22, 2007, our board of directors agreed to issue 2,225,000 shares of common stock to certain directors, officers, consultants and employees of our company as an incentive bonus at a deemed price per share of $0.25. Of the 2,225,000 shares of common stock, 1,942,500 will be issued immediately and the remaining 282,500 will be issued on June 1, 2008.

We issued these shares of common stock to a total of ten people. Six of these are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), four of them are U.S. persons.

The shares of common stock issued to the six persons who are not U.S. persons were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. In issuing the shares of common stock issued to the four U.S. persons, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 21, 2007, we changed our name from “Navitrak International Corporation” to “VECTr Systems Inc.” We have changed the name of our company to better reflect the proposed future direction and business of our company.

In addition, effective May 21, 2007 we have effected a one (1) for one hundred (100) reverse stock split of our authorized and issued and outstanding common stock. As a result, the number of shares of our common stock issued and outstanding was reduced from approximately 66,952,430 shares to approximately 669,525 shares. In addition, the number of unissued shares that we are authorized to issue increased as a result of the reverse stock split, from 33,047,570 to 99,330,475.

Item 7.01.	Regulation FD Disclosure

The name change and reverse stock split became effective with the Pink Sheets at the opening for trading on May 21, 2007 under the new stock symbol “VECT”. Our new CUSIP number is 92242H 10 7.

Item 9.01	Financial Statements and Exhibits

10.1        Debt Settlement and Subscription Agreement dated May 21, 2007 between our company and G.M. Capital Partners Ltd.

99.1	Certificate of Amendment filed with the Nevada Secretary of State with an effective date of June 11, 2007.
99.2	Certificate of Correction filed with the Nevada Secretary of State with an effective date of May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTr SYSTEMS INC.

/s/ Robert Knight

Robert Knight

President and Director

Date: May 29, 2007